Exhibit 99.01

OGE Energy, ArcLight Capital announce equity funding agreement
ArcLight Capital will initially acquire a 9.9 percent equity interest in Enogex

OKLAHOMA CITY – OGE Energy Corp. (NYSE: OGE) and ArcLight Capital Partners LLC (ArcLight) today announced a transaction through which an ArcLight affiliate will acquire a 9.9 percent equity ownership stake in Enogex, OGE Energy’s midstream natural gas pipeline subsidiary. As part of the transaction, OGE Energy will contribute its marketing business, OGE Energy Resources, Inc., to Enogex. ArcLight, a private equity firm based in Boston, has agreed to pay OGE $183 million for the equity ownership stake in Enogex.  The transaction, which is subject to customary closing conditions, is expected to be completed by November 1, 2010.

“We are pleased to announce this transaction, which creates value for OGE’s shareowners today and in the future by improving our ability to capitalize on the significant growth opportunities for Enogex.” said Pete Delaney, OGE Energy chairman, president and CEO. “Enogex’s strong operating capabilities combined with the additional funding to be provided by ArcLight should accelerate the expansion of our natural gas midstream business.”

The transaction will enable ArcLight to increase its ownership stake over time, by providing equity funding for capital expenditures associated with Enogex’s business plan.

“The agreement will provide OGE Energy with additional equity funding flexibility that should enable OGE to fund ongoing capital expenditures at both businesses with the goal of improving our credit profile and increasing earnings.” Delaney said

“As emerging natural gas resource plays continue to be developed, they are creating significant midstream infrastructure opportunities,” said Robb Turner, Co-founder and Senior Partner of ArcLight Capital Partners. “Enogex has substantial organic growth opportunities around its strategically located mid-continent operations.  In addition, the company is well positioned as a leading midstream platform to grow into new regions and serve new customers. We have a long relationship with OGE’s strong management team and believe together we can build an elite midstream business.”

OGE Energy will be represented on the Enogex Holdings LLC board by Delaney; Danny Harris, OGE senior vice president and COO; and Sean Trauschke, OGE vice president and CFO. Robb Turner will represent ArcLight on the board of directors. Enogex Holdings LLC will own 100 percent of Enogex LLC.

About OGE: www.oge.com
OGE Energy Corp. is the parent company of OG&E, a regulated electric utility with more than 779,000 customers in a service area spanning 30,000 square miles in Oklahoma and western Arkansas; and also the parent of Enogex, a midstream pipeline system with 8,000 miles of pipe, nine processing plants and 24 billion cubic feet of storage.

About ArcLight: www.arclightcapital.com
ArcLight Capital Partners is a leading energy investment firm, formed in 2001, delivering investment performance through a conservative approach, deep asset-level knowledge and market experience. ArcLight manages more than $6.8 billion across the entire energy industry, basing its investments on fundamental asset values and execution of defined growth strategies with a focus on cash flow generating assets and service companies with conservative capital structures. ArcLight invests exclusively in energy, with diverse holdings in electric generation, transmission and distribution and the natural gas midstream and upstream sectors.

OGE Energy has scheduled a conference call webcast, hosted by Pete Delaney, to discuss today’s announcement.  It can be accessed at 11 a.m. eastern time today via www.oge.com.

Portions of this announcement may constitute “forward-looking statements” as defined by federal law. Although OGE and ArcLight believe any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “Safe Harbor” protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in reports filed by OGE with the Securities and Exchange Commission.